SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT - March 30, 2006
(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement with Robert S. Mills.

On March 30, 2006, Columbia Laboratories, Inc. (the “Company”) entered into an employment agreement (the “Mills Agreement”) with Robert S. Mills defining the terms of his employment with the Company as its President and Chief Executive Officer, effective January 5, 2006. The initial term of Mr. Mills’ employment under the Mills Agreement is through March 31, 2008 (unless earlier terminated in accordance with the terms of the Mills Agreement), with automatic one-year renewals unless either party gives written notice of nonrenewal at least sixty (60) days prior to the end of the then current term. If the Company elects not to renew the Mills Agreement, it is obligated to pay severance equal to one year’s base salary to Mr. Mills.

Pursuant to the Mills Agreement, Mr. Mills’ annual base salary is $340,000 subject to annual review and, within the discretion of the Board of Directors, upward adjustment. Mr. Mills is eligible to receive a target annual bonus of 50% of his base salary, as then in effect, based upon the parameters and criteria contained in the Company’s bonus plan and within the discretion of the Board of Directors. Mr. Mills’ actual bonus award may be higher or lower than the target bonus amount based upon achievement of the objectives by Mr. Mills and the Company. Mr. Mills is also entitled to participate in the benefit programs generally available to Company employees.

Pursuant to the Mills Agreement, on March 30, 2006, Mr. Mills received a grant of 40,000 shares of restricted Company common stock under the Company’s 1996 Long-term Performance Plan. The restrictions on the shares will lapse on the first business day of the calendar month following the Company’s announcement of results of its Phase III multi-center, randomized, double-blind, placebo-controlled, clinical trial designed to assess the efficacy, safety and tolerability of Prochieve® 8% (progesterone gel) in preventing preterm delivery in pregnant women who are at increased risk for preterm birth.

Mr. Mills has the right, under the Mills Agreement, to resign his employment for "Good Reason," as that term is defined in the Mills Agreement. The Company has the right, under the Mills Agreement, to terminate Mr. Mills’ employment with or without "Cause," as that term is defined in the Mills Agreement. Termination for Cause for certain act(s) or failure(s) to act would not take effect unless and until the Company gives Mr. Mills written notice of the Company’s intention to terminate his employment for Cause, stating in detail the particular act(s) or failure(s) to act that constitute the grounds on which the proposed termination for Cause is based, and an opportunity to cure such conduct, if possible.

Pursuant to the Mills Agreement, Mr. Mills’ employment with the Company will terminate upon his death or in the event he has a “Disability,” as such term is defined in the Mills Agreement.

If Mr. Mills’ employment is terminated by the Company without Cause or by Mr. Mills with Good Reason, the Mills Agreement provides for payment of Mr. Mills’ base salary through the date of termination and a lump sum cash payment of one year's annual base salary plus the greater of the amount of the cash bonus paid to Mr. Mills in the preceding year pursuant to the Company’s bonus plan or his target bonus in effect at the time of the termination. Mr. Mills will also be entitled to receive the medical and dental coverage in effect on the date of his termination for a period of twelve (12) months thereafter.

Pursuant to the Mills Agreement, Mr. Mills is prohibited from competing with the Company for a period of one year following the termination of his employment for any reason, and is also prohibited from soliciting any of the Company’s employees, customers or vendors during that period.

The Mills Agreement incorporates without change Mr. Mills’ Executive Change in Control Severance Agreement dated as of April 8, 2004. In the event of a “Change in Control” of the Company, as that term is defined in the Executive Change in Control Severance Agreement, if Mr. Mills’ employment is terminated by the Company without “Cause” or by Mr. Mills with “Good Reason”, as those terms are defined in the Executive Change in Control Severance Agreement (and within the time periods provided), Mr. Mills will receive a lump sum cash payment equal to one year's annual base salary, plus the greater of the cash bonus paid to Mr. Mills in the preceding year pursuant to the Company’s bonus plan or his target bonus in effect at the time of the termination, plus the value of fringe benefits provided to him for the year prior to the Change in Control.

A copy of the Mills Agreement is attached as Exhibit 10.60 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreement with Michael McGrane.

On March 30, 2006, the Company entered into an employment agreement (the “McGrane Agreement”) with Michael McGrane defining the terms of his employment with the Company as its Senior Vice President, General Counsel, and Secretary, effective January 5, 2006. The initial term of Mr. McGrane’s employment under the McGrane Agreement is through March 31, 2008 (unless earlier terminated in accordance with the terms of the McGrane Agreement), with automatic one-year renewals unless either party gives written notice of nonrenewal at least sixty (60) days prior to the end of the then current term. If the Company elects not to renew the McGrane Agreement, it is obligated to pay severance equal to one year’s base salary to Mr. McGrane.

Pursuant to the McGrane Agreement, Mr. McGrane’s annual base salary is $279,500 subject to annual review and, within the discretion of the Board of Directors, upward adjustment. Mr. McGrane is eligible to receive a target annual bonus of 40% of his base salary, as then in effect, based upon the parameters and criteria contained in the Company’s bonus plan, within the discretion of the Board of Directors, and in consultation with the Company’s President. Mr. McGrane’s actual bonus award may be higher or lower than the target bonus amount based upon achievement of the objectives by Mr. McGrane and the Company. Mr. McGrane is also entitled to participate in the benefit programs generally available to Company employees.

Pursuant to the McGrane Agreement, on March 30, 2006, Mr. McGrane received a grant of 30,000 shares of restricted Company common stock under the Company’s 1996 Long-term Performance Plan. The restrictions on the shares will lapse on the first business day of the calendar month following the Company’s announcement of results of its Phase III multi-center, randomized, double-blind, placebo-controlled, clinical trial designed to assess the efficacy, safety and tolerability of Prochieve® 8% (progesterone gel) in preventing preterm delivery in pregnant women who are at increased risk for preterm birth.

Mr. McGrane has the right, under the McGrane Agreement, to resign his employment for "Good Reason," as that term is defined in the McGrane Agreement. The Company has the right, under the McGrane Agreement, to terminate Mr. McGrane’s employment with or without "Cause," as that term is defined in the McGrane Agreement. Termination for Cause for certain act(s) or failure(s) to act would not take effect unless and until the Company gives Mr. McGrane written notice of the Company’s intention to terminate his employment for Cause, stating in detail the particular act(s) or failure(s) to act that constitute the grounds on which the proposed termination for Cause is based, and an opportunity to cure such conduct, if possible.

Pursuant to the McGrane Agreement, Mr. McGrane’s employment with the Company will terminate upon his death or in the event he has a “Disability,” as such term is defined in the McGrane Agreement..

If Mr. McGrane’s employment is terminated by the Company without Cause or by Mr. McGrane with Good Reason, the McGrane Agreement provides for payment of Mr. McGrane’s base salary through the date of termination and a lump sum cash payment of one year's annual base salary plus the greater of the amount of the cash bonus paid to Mr. McGrane in the preceding year pursuant to the Company’s bonus plan or his target bonus in effect at the time of the termination. Mr. McGrane will also be entitled to receive the medical and dental coverage in effect on the date of his termination for a period of twelve (12) months thereafter.

Pursuant to the McGrane Agreement, Mr. McGrane is prohibited from competing with the Company for a period of one year following the termination of his employment for any reason, and is also prohibited from soliciting any of the Company’s employees, customers or vendors during that period.

The McGrane Agreement incorporates without change Mr. McGrane’s Executive Change in Control Severance Agreement dated as of April 8, 2004. In the event of a “Change in Control” of the Company, as that term is defined in the Executive Change in Control Severance Agreement, if Mr. McGrane’s employment is terminated by the Company without “Cause” or by Mr. McGrane with “Good Reason”, as those terms are defined in the Executive Change in Control Severance Agreement (and within the time periods provided), Mr. McGrane will receive a lump sum cash payment equal to one year's annual base salary, plus the greater of the cash bonus paid to Mr. McGrane in the preceding year pursuant to the Company’s bonus plan or his target bonus in effect at the time of the termination, plus the value of fringe benefits provided to him for the year prior to the Change in Control.

A copy of the McGrane Agreement is attached as Exhibit 10.61 to this Current Report on Form 8-K and is incorporated herein by reference.

No Awards for fiscal year ended December 31, 2005, to Named Executive Officers under the Columbia Laboratories Inc. Incentive Plan.

The material terms of the Columbia Laboratories, Inc. Incentive Plan (the “Plan”) are described in the Company's Current Report on Form 8-K, dated May 20, 2005, which description is incorporated herein by reference. For the fiscal year ended December 31, 2005, the Company’s Board of Directors declined to make any award under the Plan to the Company’s named executive officers.

2006 Salaries and Target Bonuses of Named Executive Officers.

On March 30, 2006, the Board of Directors of the Company determined the 2006 base salaries and target bonuses under the Plan for the Company’s named executive officers. Salaries and target bonuses for the Company’s President and Chief Executive Officer and Senior Vice President, General Counsel, and Secretary are established in their employment contracts described above. The following table sets forth the 2006 base salaries and target bonuses under the Plan for the Company’s named executive officers. The Company’s Board of Directors annually fixes specified financial and strategic performance goals for funding the incentive pool for each fiscal year ending December 31.

Named Executive Officer	2006 Base Salary	2006 Bonus Target (units)[1]
Robert S, Mills, President & Chief Executive Officer	$340,000[2]	170,000 (50% of base salary pursuant to employment agreement)
Michael McGrane, Senior Vice President, General Counsel, and Secretary	$279,500[2]	111,800 (40% of base salary pursuant to employment agreement)
David L. Weinberg, Vice President Finance, Chief Financial Officer, and Treasurer	$212,000[3]	63,600 (30% of base salary pursuant to Columbia Laboratories, Inc. Incentive Plan)
1Awards may be made in cash, stock options, or a combination thereof.
2 Effective January 5, 2006
3 Effective March 1, 2006

Item 1.02 Termination of a Material Definitive Agreement.

On March 30, 2006, the Company entered into the Mills Agreement with Robert S. Mills defining the terms of his employment with the Company as its President and Chief Executive Officer, effective January 5, 2006. The Mills Agreement provides that Mr. Mills’ prior employment agreement with the Company, dated February 25, 2005, is terminated. The material terms of such prior employment agreement are described in the Company's Current Report on Form 8-K, dated March 1, 2005, which description is incorporated herein by reference. The material terms of the Mills Agreement are described in Item 1.01, which description is incorporated herein by reference. The Company will incur no material costs as a result of the early termination of the 2005 employment agreement.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

10.60	Employment Agreement by and between Columbia Laboratories, Inc. and Robert S. Mills dated March 30, 2006.

10.61	Employment Agreement by and between Columbia Laboratories, Inc. and Michael McGrane dated March 30, 2006.

99.1	2006 base salaries and incentive bonus targets for the Company’s named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2006

COLUMBIA LABORATORIES, INC.

By:	/s/ David L. Weinberg
David L. Weinberg
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.60	Employment Agreement by and between Columbia Laboratories, Inc. and Robert S. Mills dated March 30, 2006.

10.61	Employment Agreement by and between Columbia Laboratories, Inc. and Michael McGrane dated March 30, 2006.

99.1	2006 base salaries and incentive bonus targets for the Company’s named executive officers.